Exhibit 23.1
MAZARS

Our ref: HG/ST/W353/ABA2

March 31, 2011

The Board of Directors
WLG Inc. (Formerly known as Wako Logistics Group, Inc.)
Unit 1301, 13/F, Tower 1
Ever Gain Plaza
88 Container Port Road
Kwai Chung
New Territories

Dear Sir,

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in the Annual Report on Form 10-K of WLG Inc. for the year ended December 31, 2010 of our report dated March 31, 2011 relating to our audit of the consolidated financial statements for the years ended December 31, 2010 and 2009.

Yours faithfully,

/s/ Mazars CPA Limited

Mazars CPA Limited